UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 13, 2020

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, CHF 0.10 par value	RIG	New York Stock Exchange
0.50% Exchangeable Senior Bonds due 2023	RIG/23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD

On October 13, 2020, Transocean Ltd. (the “Company”) issued a press release announcing the commencement by Transocean Inc., its wholly owned subsidiary, of tender offers to purchase (i) any and all of its outstanding 6.500% Senior Notes due 2020 and (ii) up to $200 million in aggregate purchase price of (a) its 6.375% Senior Notes due 2021, 3.800% Senior Notes due 2022 and 7.250% Senior Notes due 2025 and (b) the 5.375% Senior Secured Notes due 2023 issued by Transocean Sentry Limited, a wholly-owned subsidiary of the Company, subject to certain conditions (the “Tender Offers”). A copy of the press release announcing the Tender Offers is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In connection with the Tender Offers, the Company disclosed that, based on information available to management as of October 13, 2020, it expects that its results of operations for the quarterly period ended September 30, 2020, will be substantially consistent with the guidance for such quarterly period that it publicly disclosed during its July 30, 2020 earnings call, with the Company expecting to report slight improvements in its contract drilling revenues and operating and maintenance expenses as compared to such prior guidance. These statements and expectations are based on management’s internal reporting as of October 13, 2020. The Company’s actual results may be materially different from such expectations and holders of notes and investors should not place undue reliance on such expectations.  In addition, such expectations are not necessarily indicative of the Company’s results for any future period.  No independent public accounting firm has performed any procedures with respect to the preliminary data for the quarterly period ended September 30, 2020, nor has any such firm expressed any opinion or other form of assurance on such information.

As of September 30, 2020, the Company owned or had partial ownership interests in, and operated a fleet of 38 mobile offshore drilling units, consisting of 27 ultra-deepwater floaters and 11 harsh environment floaters. In addition, the Company was constructing two ultra-deepwater drillships as of such date.

This Current Report on Form 8-K does not constitute a notice of redemption under any indenture, nor an offer to tender for, or purchase, any notes or any other security.

Item 9.01Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 13, 2020, announcing the Tender Offers
101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: October 13, 2020	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person